Exhibit 99.1

EVO Reports Second Quarter 2021 Results

ATLANTA--(BUSINESS WIRE)--August 4, 2021--EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or the “Company”) today announced its second quarter 2021 financial results. For the quarter ended June 30, 2021, reported revenue was $122.2 million compared to $94.3 million in the prior year, an increase of 30%. On a currency neutral basis, revenue for the quarter increased 23%. On a GAAP basis for the quarter, net income was $6.8 million compared to a net loss of $9.0 million in the prior year. Adjusted EBITDA increased 42% to $42.8 million for the quarter, and on a currency neutral basis, adjusted EBITDA increased 34%.

For the six months ended June 30, 2021, reported revenue was $228.4 million compared to $205.5 million in the prior year, an increase of 11%. On a currency neutral basis, revenue for the six months ended June 30, 2021 increased 7%. On a GAAP basis for the six months ended June 30, 2021, net income was $4.0 million compared to a net loss of $22.6 million in the prior year. Adjusted EBITDA increased 24% to $76.5 million for the six months ended June 30, 2021, and on a currency neutral basis, adjusted EBITDA increased 20%.

“I’m very pleased with our financial and business performance in the second quarter,” said James G. Kelly, Chief Executive Officer of EVO. “The Company’s results reflect our strong sales efforts, including new customer and partner signings and tech-enabled acquisitions, as many of our markets experienced solid economic recovery. We look forward to driving additional growth in the second half of the year, leveraging our diversified referral networks, investments in our products and services suite, and the continued macroeconomic tailwinds.”

Outlook

We now expect 2021 full-year GAAP revenue to range from $487 million to $496 million, representing growth of 11% to 13% over 2020 results. On a GAAP basis, net income is expected to range from $20 million to $28 million compared to a net loss of $4 million in 2020. Adjusted EBITDA is expected to range from $173 million to $178 million, reflecting growth of 18% to 21% over 2020 adjusted EBITDA. The adjusted EBITDA margin is expected to range from 35.5% to 35.9%, reflecting expansion of 200 to 250 basis points over the 2020 adjusted EBITDA margin.

Conference Call

EVO’s management will host a conference call for investors at 8:00 a.m. Eastern Time on Wednesday, August 4, 2021 to discuss the results. Participants may register for the conference call via the investor relations section of the Company’s website at investor.evopayments.com or at http://www.directeventreg.com/registration/event/4460924. A recording of the call will be archived on the Company's investor relations website following the live call.

Additional Resources

To assist in understanding the impact COVID-19 is having on our business, the Company has posted a summary of its recent payment volume trends on its investor relations website at https://investor.evopayments.com/2Q21paymentvolume.

Forward-Looking Statements

This release and the accompanying earnings conference call contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are often identified by words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current beliefs, assumptions, estimates, and expectations, taking into account the information currently available to us, and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: (1) the continuing impact of the COVID-19 pandemic (including its variant strains) on our business and our merchants, including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments; (2) our ability to anticipate and respond to changing industry trends and the needs and preferences of our customers and consumers; (3) the impact of substantial and increasingly intense competition; (4) the impact of changes in the competitive landscape, including disintermediation from other participants in the payments chain; (5) the effects of global economic, political, market, health and other conditions, including the impact of the COVID-19 pandemic; (6) our compliance with governmental regulations and other legal obligations, particularly related to privacy, data protection, information security, and consumer protection laws; (7) our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks; (8) failures in our processing systems, software defects, computer viruses, and development delays; (9) degradation of the quality of the products and services we offer, including support services; (10) risks associated with our ability to successfully complete, integrate and realize the expected benefits of acquisitions; (11) continued consolidation in the banking and payment services industries, including the impact of the combination of Banco Popular and Grupo Santander and the related bank branch consolidation; (12) increased customer, referral partner, or sales partner attrition; (13) the incurrence of chargebacks; (14) failure to maintain or collect reimbursements; (15) fraud by merchants or others; (16) the failure of our third-party vendors to fulfill their obligations; (17) failure to maintain merchant and sales relationships or financial institution alliances; (18) ineffective risk management policies and procedures; (19) our inability to retain smaller-sized merchants and the impact of economic fluctuations on such merchants, (20) damage to our reputation, or the reputation of our partners; (21) seasonality and volatility; (22) our inability to recruit, retain and develop qualified personnel; (23) geopolitical and other risks associated with our operations outside of the United States; (24) any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general; (25) increases in card network fees; (26) failure to comply with card networks requirements; (27) a requirement to purchase the equity interests of our eService subsidiary in Poland held by our JV partner; (28) changes in foreign currency exchange rates; (29) future impairment charges; (30) risks relating to our indebtedness, including our ability to raise additional capital to fund our operations on economized terms or at all and exposure to interest rate risks; (31) the planned phase out of LIBOR and the transition to other benchmarks; (32) restrictions imposed by our credit facilities and outstanding indebtedness; (33) participation in accelerated funding programs; (34) failure to enforce and protect our intellectual property rights; (35) failure to comply with, or changes in, laws, regulations and enforcement activities, including those relating to corruption, anti-money laundering, data privacy, and financial institutions; (36) impact of new or revised tax regulations; (37) legal proceedings; (38) our dependence on distributions from EVO Investco LLC to pay our taxes and expenses, including certain payments to the Continuing LLC Owners (as defined in our public filings) and, in the event that any tax benefits are disallowed, our inability to be reimbursed for payments made to the Continuing LLC Owners; (39) our organizational structure, including benefits available to the Continuing LLC Owners that are not available to holders of our Class A common stock to the same extent; (40) the risk that we could be deemed an investment company under the Investment Company Act of 1940, as amended; (41) the significant influence the Continuing LLC Owners continue to have over us, including control over decisions that require the approval of stockholders; (42) certain provisions of Delaware law and antitakeover provisions in our organizational documents could delay or prevent a change of control; (43) certain provisions in our organizational documents, including those that provide Delaware as the exclusive forum for litigation matters and that renounce the doctrine of corporate opportunity; (44) our ability to maintain effective internal control over financial reporting and disclosure controls and procedures; (45) changes in our stock price, including relating to downgrades, analyst reports, and future sales by us or by existing stockholders; and (46) the other risks and uncertainties included from time to time in our filings with the SEC, including those listed under “Risk Factors” contained in Part I of our Annual Report on Form 10-K for the year ended December 31, 2020.

We qualify any forward-looking statements entirely by the cautionary factors listed above, among others. Other risks, uncertainties and factors, not listed above, could also cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures

EVO Payments, Inc. has supplemented revenue, segment profit, net income (loss), earnings per share information and weighted average common shares determined in accordance with GAAP by providing these and other measures on an adjusted basis in this release. The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies. Management uses these adjusted financial performance measures for financial and operational decision making and as a means to facilitate period-to-period comparisons. Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. The Company believes that these adjusted measures provide useful information to investors about the Company’s ongoing underlying operating performance and enhance the overall understanding of financial performance of the Company’s core business by presenting the Company’s results without giving effect to non-operational items such as equity-based compensation and costs related to transition, acquisition and integration matters, and giving effect to a normalized effective tax rate for the Company. This release also contains information on various financial measures presented on a currency-neutral basis. The Company believes these currency-neutral measures provide useful information to investors about the Company’s performance by excluding fluctuations caused solely by movements in currency exchange rates in the non-U.S. jurisdictions where the Company operates. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the schedules to this release.

Among other non-GAAP financial measures presented, this release contains a presentation of our adjusted EBITDA and adjusted net income, and adjusted net income per share information. These measures do not purport to be an alternative to cash flows from operating activities as a measure of liquidity, and are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments and, in the case of adjusted EBITDA, interest payments and debt service requirements. Further, adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance. These measures, or measures similar to them, are frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Adjusted EBITDA is defined as net income (loss) before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization), share-based compensation, gain (loss) on investment in equity securities, and transition, acquisition and integration costs.

Adjusted net income is defined as net income (loss) adjusted to exclude income taxes, the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization), share-based compensation, gain (loss) on investment in equity securities, transition, acquisition and integration costs, and amortization of acquisition intangibles and subsequently adjusted to give effect to a normalized tax rate for the Company.

The calculation of adjusted EBITDA and adjusted net income have limitations as analytical tools, including: (a) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) they do not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) in the case of adjusted EBITDA, it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) they do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Adjusted net income per share is defined as adjusted net income divided by pro forma weighted average shares. Pro forma weighted average shares is defined as GAAP common weighted average shares (equal to our weighted average Class A common shares) plus, our weighted average Class B common shares (for periods ended prior to June 30, 2021), our weighted average Blueapple common shares (for periods ended June 30, 2021), weighted average Class C common shares (for periods ended prior to June 30, 2021), weighted average Class D common shares, dilutive equity awards measured under the treasury stock method, and weighted average preferred shares (including paid-in-kind dividends). Weighted average preferred shares is defined as the weighted average shares of Class A common stock issuable upon a voluntary conversion of the Company’s Series A convertible preferred stock by its holder. Blueapple common shares (formerly Class B common shares) is defined as the weighted average Class A common shares issuable upon the exercise by Blueapple, Inc., a Delaware corporation which is controlled by entities affiliated with the Company’s founder and Chairman of the board of directors (“Blueapple”), of its right to cause the Company to use its commercially reasonable best efforts to pursue a public offering of up to 32,163,538 Class A common shares and use the net proceeds therefrom to purchase an equivalent number of the units of EVO Investco, LLC held by Blueapple. On May 25, 2021 each of the Company’s Class C common shares was automatically converted into one Class D common share. For the quarter ended June 30, 2021, weighted average Class D common shares includes the converted weighted average Class C common shares.

Net Debt to LTM Adjusted EBITDA ratio is a non-GAAP measure defined as total long-term debt less available cash (cash on the balance sheet less certain merchant settlement account balances and merchant reserves) divided by the trailing twelve month Adjusted EBITDA. This ratio is frequently used by investors, and management believes this measure provides relevant and useful information.

About EVO Payments, Inc.

EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider. EVO offers an array of innovative, reliable, and secure payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across the globe. As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the international markets it serves.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 1 - Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% change	2021	2020	% change

Revenue	$122,235	$94,283	30%	$228,415	$205,452	11%
Operating expenses:
Cost of services and products	18,028	19,212	(6%)	35,155	42,341	(17%)
Selling, general and administrative	65,670	54,608	20%	126,068	126,911	(1%)
Depreciation and amortization	20,695	20,525	1%	41,621	41,949	(1%)
Impairment of intangible assets	-	782	NM	-	782	NM
Total operating expenses	104,393	95,127	10%	202,844	211,983	(4%)
Income (loss) from operations	17,842	(844)	NM	25,571	(6,531)	NM
Other expense:
Interest income	329	218	51%	570	631	(10%)
Interest expense	(6,061)	(7,332)	17%	(12,159)	(17,199)	29%
Income (loss) from investment in unconsolidated investees	52	175	(70%)	(111)	215	NM
Gain on investment in equity securities	2,506	-	NM	2,266	-	NM
Other expense, net	(846)	(1,756)	52%	(608)	(1,805)	66%
Total other expense	(4,020)	(8,695)	54%	(10,042)	(18,158)	45%
Income (loss) before income taxes	13,822	(9,539)	NM	15,529	(24,689)	NM
Income tax (expense) benefit	(7,045)	496	NM	(11,575)	2,076	NM
Net income (loss)	6,777	(9,043)	NM	3,954	(22,613)	NM
Less: Net income attributable to non-controlling interests in consolidated entities	2,157	1,049	106%	3,225	2,088	54%
Less: Net income (loss) attributable to non-controlling interests of EVO Investco, LLC	1,457	(6,321)	NM	(1,592)	(16,122)	90%
Net income (loss) attributable to EVO Payments, Inc.	3,163	(3,771)	NM	2,321	(8,579)	NM
Less: Accrual of redeemable preferred stock paid-in-kind dividends	2,445	1,771	38%	4,827	1,771	173%
Net income (loss) attributable to Class A common stock	$718	$(5,542)	NM	$(2,506)	$(10,350)	76%

Earnings per share
Basic	$0.01	($0.13)		($0.05)	($0.25)
Diluted	$0.01	($0.13)		($0.05)	($0.25)
Weighted average Class A common stock outstanding
Basic	47,038,194	41,398,838		46,775,245	41,329,118
Diluted	47,038,194	41,398,838		46,775,245	41,329,118

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 2 - Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share data)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$376,230	$418,439
Accounts receivable, net	14,563	17,052
Other receivables	17,731	20,128
Due from related parties	756	625
Inventory	5,468	5,221
Settlement processing assets	337,580	285,705
Other current assets	15,754	14,659
Total current assets	768,082	761,829
Equipment and improvements, net	77,638	83,606
Goodwill, net	391,407	383,108
Intangible assets, net	211,135	217,077
Investment in unconsolidated investees	464	839
Deferred tax assets	229,161	234,749
Operating lease right-of-use assets	31,227	35,124
Investment in equity securities, at fair value	27,427	25,526
Other assets	16,519	15,863
Total assets	$1,753,060	$1,757,721

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Settlement lines of credit	$11,610	$13,718
Current portion of long-term debt	4,628	4,628
Accounts payable	6,956	9,482
Accrued expenses	108,358	113,127
Settlement processing obligations	442,533	446,344
Current portion of operating lease liabilities, inclusive of related party liability of $1.2 million and $1.1 million at June 30, 2021 and December 31, 2020, respectively	6,876	6,614
Due to related parties	5,401	5,124
Total current liabilities	586,362	599,037
Long-term debt, net of current portion	577,159	579,162
Due to related parties	185	185
Deferred tax liabilities	21,619	13,957
Tax receivable agreement obligations, inclusive of related party liability of $165.3 million and $164.3 million at June 30, 2021 and December 31, 2020, respectively	175,754	173,890
ISO reserves	2,827	2,942

Operating lease liabilities, net of current portion, inclusive of related party liability of $1.7 million and $2.2 million at June 30, 2021 and December 31, 2020, respectively	26,484	30,968
Other long-term liabilities	8,205	7,047
Total liabilities	1,398,595	1,407,188
Commitments and contingencies
Redeemable non-controlling interests	1,079,798	1,055,633
Redeemable preferred stock (par value, $0.0001 per share), Authorized, Issued and Outstanding – 152,250 shares at June 30, 2021 and December 31, 2020. Liquidation preference: $163,380 and $158,647 at June 30, 2021 and December 31, 2020, respectively	158,945	154,118
Shareholders' equity (deficit):
Class A common stock (par value $0.0001), Authorized - 200,000,000 shares, Issued and Outstanding - 47,322,665 and 46,401,607 shares at June 30, 2021 and December 31, 2020, respectively	5	5
Class B common stock (par value $0.0001), Authorized - 40,000,000 shares, Issued and Outstanding - 0 and 32,163,538 shares at June 30, 2021 and December 31, 2020, respectively	-	3
Class C common stock (par value $0.0001), Authorized - 4,000,000 shares, Issued and Outstanding - 0 and 1,720,425 shares at June 30, 2021 and December 31, 2020, respectively	-	-
Class D common stock (par value $0.0001), Authorized - 32,000,000 shares, Issued and Outstanding - 3,822,074 and 2,390,870 shares at June 30, 2021 and December 31, 2020, respectively	-	-
Additional paid-in capital	-	-
Accumulated deficit attributable to Class A common stock	(706,557)	(675,209)
Accumulated other comprehensive (loss) income	(2,748)	1,045
Total EVO Payments, Inc. shareholders' deficit	(709,300)	(674,156)
Nonredeemable non-controlling interests	(174,978)	(185,062)
Total deficit	(884,278)	(859,218)
Total liabilities, redeemable non-controlling interests, redeemable preferred stock, and shareholders' deficit	$1,753,060	$1,757,721

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 3 - Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$3,954	$(22,613)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	41,621	41,949
Unrealized gain on equity securities	(2,266)	-
Amortization of deferred financing costs	1,337	1,337
Change in fair value of contingent consideration	-	(97)
Loss on disposal of equipment and improvements	628	1,052
Share-based compensation expense	12,287	9,475
Impairment of intangible assets	-	782
Accrued interest expense	-	(4,133)
Unrealized gain on forwards	(1,804)	-
Deferred taxes, net	10,954	(3,411)
Other	503	(325)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	2,285	1,581
Other receivables	2,653	7,236
Inventory	(293)	569
Other current assets	568	(512)
Operating lease right-of-use assets	3,334	3,889
Other assets	(957)	(482)
Related parties, net	206	(1,931)
Accounts payable	1,845	(5,828)
Accrued expenses	(5,340)	(13,370)
Settlement processing funds, net	(56,839)	26,198
Operating lease liabilities	(3,680)	(3,849)
Other	590	(52)
Net cash provided by operating activities	11,586	37,465
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(14,054)	-
Purchase of equipment and improvements	(19,959)	(8,674)
Acquisition of intangible assets	(4,600)	(2,921)
Collections of notes receivable	32	24
Net cash used in investing activities	(38,581)	(11,571)
Cash flows from financing activities:
Proceeds from long-term debt	4,197	185,928
Repayments of long-term debt	(9,596)	(262,107)
Contingent consideration paid	(320)	(1,006)
Deferred cash consideration paid	-	(545)
Repurchases of shares to satisfy minimum tax withholding	(3,479)	(1,195)
Proceeds from issuance of redeemable preferred stock	-	149,250
Redeemable preferred stock issuance costs	-	(1,660)
Proceeds from exercise of common stock options	7,342	566
Distributions to non-controlling interest holders	(9,476)	(74)
Contribution from non-controlling interest holders	488	-
Net cash (used in) provided by financing activities	(10,844)	69,157
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4,285)	(8,395)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(42,124)	86,656
Cash, cash equivalents, and restricted cash, beginning of period	418,539	304,089
Cash, cash equivalents, and restricted cash, end of period	$376,415	$390,745

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 4 - Reconciliation of GAAP to Non-GAAP measures

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% change	2021	2020	% change

Revenue	$122,235	$94,283	30%	$228,415	$205,452	11%
Currency impact[1]	-	5,349	NM	-	7,474	NM
Currency-neutral revenue	$122,235	$99,632	23%	$228,415	$212,926	7%

Net income (loss)	$6,777	$(9,043)	NM	$3,954	$(22,613)	NM
Net income attributable to non-controlling interests in consolidated entities	(2,157)	(1,049)	(106%)	(3,225)	(2,088)	(54%)
Income tax expense (benefit)	7,045	(496)	NM	11,575	(2,076)	NM
Interest expense, net	5,733	7,114	(19%)	11,589	16,568	(30%)
Depreciation and amortization	20,695	20,525	1%	41,621	41,949	(1%)
Gain on investment in equity securities	(2,506)	-	NM	(2,266)	-	NM
Share-based compensation	6,489	5,890	10%	12,287	9,475	30%
Transition, acquisition and integration costs[2]	715	7,151	(90%)	981	20,334	(95%)
Adjusted EBITDA	42,790	30,092	42%	76,517	61,549	24%
Currency impact[1]	-	1,792	NM	-	2,244	NM
Currency-neutral adjusted EBITDA	$42,790	$31,883	34%	$76,517	$63,793	20%

[1]	Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
[2]	For the three months ended June 30, 2021, earnings adjustments include $0.7 million of transition, acquisition and integration related costs.
For the three months ended June 30, 2020, earnings adjustments include $2.4 million of employee termination benefits, $4.0 million of transition, acquisition and integration costs and $0.8 million intangible asset impairment of a tradename.
For the six months ended June 30, 2021, earnings adjustments include $1.0 million of transition, acquisition and integration related costs.
For the six months ended June 30, 2020, earnings adjustments include $5.1 million of employee termination benefits, $11.7 million of transition, acquisition and integration costs, $2.7 million adjustment for fx remeasurement losses on intercompany assets and liabilities, and a $0.8 million of intangible asset impairment of a tradename.

	EVO PAYMENTS, INC. AND SUBSIDIARIES
	Schedule 5 - Segment Information (unaudited)

	(dollar amount in thousands, transactions in millions)

		Three months ended June 30,
		2021	% of Segment revenue	Adjustments[1]	2021 Adjusted	2020	% of Segment revenue	Adjustments[2]	Foreign Exchange impact[3]	2020 Adjusted	Adjusted % change
	Transactions
	Americas	268.5				209.0					28%
	Europe	763.5				552.8					38%
	Total	1,032.0				761.7					35%

	Segment revenue
	Americas	$76,979	63%	$-	$76,979	$61,952	66%	$-	$2,316	$64,268	20%
	Europe	45,256	37%	-	45,256	32,331	34%	-	3,033	35,364	28%
	Revenue	122,235	100%	-	122,235	94,283	100%	-	5,349	99,632	23%

	Segment profit
	Americas	37,781		67	37,848	22,820		4,916	1,119	28,855	31%
	Europe	17,055		(2,394)	14,661	6,794		1,540	673	9,007	63%
	Total segment profit	54,836		(2,327)	52,509	29,614		6,456	1,792	37,862	39%
	Corporate	(10,255)		536	(9,719)	(6,673)		694	-	(5,979)	(63%)
	Total	$44,581		$(1,792)	$42,790	$22,941		$7,150	$1,792	$31,883	34%

	Segment profit margin - Americas	49.1%			49.2%	36.8%				44.9%
	Segment profit margin - Europe	37.7%			32.4%	21.0%				25.5%
	Margin - Total	36.5%			35.0%	24.3%				32.0%

[1]	For the three months ended June 30, 2021, the Americas segment profit include $0.1 million of transition, acquisition and integration costs.
	The Europe segment profit adjustments include $0.1 million of transition, acquisition and integration costs, and excludes a gain on an investment in equity securities of $2.5 million.
	Corporate adjustments include $0.5 million of transition, acquisition, and integration related costs.
[2]

For the three months ended June 30, 2020, the Americas segment profit adjustments include $1.7 million of employee termination benefits, $2.4 million of transition, acquisition an integration costs, and $0.8 million intangible asset impairment of a tradename.

	The Europe segment profit adjustments include $0.1 million of employee termination benefits, and $1.4 million of transition, acquisition and integration costs.
[3]	Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
	Segment profit and Corporate exclude share-based compensation and therefore is not included in the Adjustments totals.
	Segment profit margin is defined as segment profit divided by segment revenue. Total margin includes Corporate expenses.

		Six Months Ended June 30,
		2021	% of Segment revenue	Adjustments[1]	2021 Adjusted	2020	% of Segment revenue	Adjustments[2]	Foreign Exchange impact[3]	2020 Adjusted	Adjusted % change
	Transactions
	Americas	506.6				475.4					7%
	Europe	1,371.0				1,170.7					17%
	Total	1,877.5				1,646.1					14%

	Segment revenue
	Americas	$147,406	65%	$-	$147,406	$132,824	65%	$-	$1,720	$134,544	10%
	Europe	81,009	35%	-	81,009	72,628	35%	-	5,753	78,381	3%
	Revenue	228,415	100%	-	228,415	205,452	100%	-	7,474	212,926	7%

	Segment profit
	Americas	67,757		67	67,824	42,780		9,858	785	53,424	27%
	Europe	26,181		(2,243)	23,938	15,617		6,696	1,460	23,773	1%
	Total segment profit	93,938		(2,176)	91,762	58,397		16,554	2,245	77,197	19%
	Corporate	(16,137)		891	(15,246)	(17,182)		3,778	-	(13,404)	(14%)
	Total	$77,801		$(1,285)	$76,517	$41,215		$20,332	$2,245	$63,793	20%
	Segment profit margin - Americas	46.0%			46.0%	32.2%				39.7%
	Segment profit margin - Europe	32.3%			29.5%	21.5%				30.3%
	Margin - Total	34.1%			33.5%	20.1%				30.0%

[1]	For the six months ended June 30, 2021, the Americas segment profit adjustments include $0.1 million of transition, acquisition and integration costs.
	Europe segment profit excludes a gain on an investment in equity securities of $2.3 million, and includes a $0.1 million adjustment of transition, acquisition and integration costs.
	Corporate adjustments includes $0.9 million of transition, acquisition, and integration related costs.
[2]	For the six months ended June 30, 2020, the Americas segment profit adjustments include $3.1 million of employee termination benefits, $4.3 million of transition, acquisition an integration costs, $1.7 million adjustment for fx remeasurement losses on intercompany assets and liabilities, and $0.8 million intangible asset impairment of a tradename.
	The Europe adjustments include $1.3 million in employee termination benefits, $4.4 million of transition, acquisition and integration costs, and $1.0 million adjustment for fx remeasurement losses on intercompany assets and liabilities.
	Corporate adjustments include $0.6 million in employee termination benefits and $3.2 million of transition, acquisition and integration costs.
[3]	Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
	Segment profit and Corporate exclude share-based compensation which is not included in the Adjustments totals.
	Segment profit margin is defined as segment profit divided by segment revenue. Total margin includes Corporate expenses.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 6 - Adjusted Net Income (unaudited)

(in thousands, except share and per share data)

		Three Months Ended June 30,			Six Months Ended June 30,
		2021	2020	% change	2021	2020	% change

	Net income (loss)	$6,777	$(9,043)	NM	$3,954	$(22,613)	NM
	Net income attributable to non-controlling interests in consolidated entities	(2,157)	(1,049)	(106%)	(3,225)	(2,088)	(54%)
	Income tax expense (benefit)	7,045	(496)	NM	11,575	(2,076)	NM
	Gain on investment in equity securities	(2,506)	-	NM	(2,266)	-	NM
	Share-based compensation	6,489	5,890	10%	12,287	9,475	30%
	Transition, acquisition and integration costs[1]	715	7,151	(90%)	981	20,334	(95%)
	Acquisition intangible amortization[2]	9,292	10,065	(8%)	18,605	20,712	(10%)
	Non-GAAP adjusted income before taxes	25,655	12,517	105%	41,911	23,743	77%
	Income taxes at normalized tax rate[3]	(5,798)	(2,829)	(105%)	(9,472)	(5,366)	(77%)
	Adjusted net income	$19,857	$9,688	105%	$32,439	$18,377	77%
	Adjusted net income per share[4]	$0.21	$0.11	91%	$0.34	$0.21	62%

[1]	For the three months ended June 30, 2021, earnings adjustments include $0.7 million of transition, acquisition and integration related costs.

For the three months ended June 30, 2020, earnings adjustments include $2.4 million of employee termination benefits, $4.0 million of transition, acquisition and integration costs and $0.8 million intangible asset impairment of a tradename.

	For the six months ended June 30, 2021, earnings adjustments include $1.0 million of transition, acquisition and integration related costs.

For the six months ended June 30, 2020, earnings adjustments include $5.1 million of employee termination benefits, $11.7 million of transition, acquisition and integration costs, $2.7 million adjustment for fx remeasurement losses on intercompany assets and liabilities, and $0.8 million intangible asset impairment of a tradename.

[2]	Represents amortization of intangible assets acquired through business combinations and other merchant portfolio and related asset acquisitions.
[3]	Normalized corporate income tax expense calculated using 22.6% for all periods.
[4]

Reflects pro forma weighted average shares for the period using GAAP weighted average common shares (equal to weighted average Class A common shares), plus weighted average Class B shares (for periods ended June 30, 2020), weighted average Blueapple common shares (for periods ended June 30, 2021, formerly Class B common shares), weighted average Class C shares (for periods ended June 30, 2020), weighted average Class D common shares, which for the periods ended June 30, 2021, include converted weighted average Class C common shares, weighted average preferred shares including paid-in-kind dividends, and dilutive equity awards measured under the treasury stock method.

		Three Months Ended June 30,			Six Months Ended June 30,
	(share count in millions)	2021	2020		2021	2020
	Class A (GAAP weighted average common stock)	47.0	41.4		46.8	41.3
	Blueapple common shares (formerly Class B)	32.2	34.2		32.2	34.2
	Class C	-	2.3		-	2.3
	Class D	3.9	4.3		4.0	4.3
	Stock options, RSUs, RSAs	1.3	0.4		1.3	0.5
	Series A convertible preferred (if converted)	10.3	7.6		10.2	3.8
	Pro forma weighted average shares	94.7	90.2		94.4	86.5

	EVO PAYMENTS, INC. AND SUBSIDIARIES
	Schedule 7 - Net Debt to Adjusted EBITDA Ratio

	(in thousands)

		Year Ended	6 Months	6 Months	LTM[1]
		12/31/2020	6/30/2020	6/30/2021	6/30/2021
	Net (loss) income	$ (4,166)	$ (22,613)	$ 3,954	$ 22,401
	Net income attributable to non-controlling interests in consolidating entities	(7,189)	(2,088)	(3,225)	(8,326)
	Income tax expense (benefit)	13,122	(2,076)	11,575	26,773
	Interest expense, net	28,988	16,568	11,589	24,009
	Depreciation and amortization	85,924	41,949	41,621	85,596
	Gain on investment in equity securities	(17,574)	-	(2,266)	(19,840)
	Share-based compensation	20,664	9,475	12,287	23,476
	Transition, acquisition and integration costs	26,832	20,334	981	7,479
	Adjusted EBITDA	$ 146,601	$ 61,549	$ 76,517	$ 161,569

	Ratio of Net Debt to LTM Adjusted EBITDA
					6/30/2021
	Gross debt				$ 587,873
	Less: available cash[2]				(175,759)
	Net debt				$ 412,114
	Leverage Ratio				2.6x

[1]

Reflects last twelve months Adjusted EBITDA by taking full year 2020, less the six months ended June 30, 2020 period, plus the six months ended June 30, 2021 period. Amounts may differ due to rounding.

[2]	Available cash includes cash in transit from June 30, 2021 transaction date.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 8 - 2021 Outlook (unaudited)

($ in millions)

		2021 Outlook	2020 Actual	% Change

	Revenue	$487 to $496	$439	11% - 13%

	GAAP Net income / (loss)	$20 to $28	($4)
	Adjustments[1]	153 to 150	151
	Adjusted EBITDA	$173 to $178	$147	18% - 21%
	Adjusted EBITDA margin	35.5% to 35.9%	33.4%	200 bps to 250 bps

[1]	Represents an estimated range of adjustments to reconcile GAAP net income (loss) to adjusted EBITDA, a non-GAAP measure.
These adjustments include a) net income attributable to non-controlling interests in consolidating entities, b) income tax expense, c) net interest expense, d) depreciation and amortization, e) gain on investment in equity securities, f) share-based compensation, and g) costs related to transition, acquisition or integration activities. Differences may exist due to rounding.
	Estimates of these adjustments used in the forward-looking measures are subject to variability, complexity and limited visibility of these items.

Contacts

EVO Payments, Inc.
Contact:
Sarah Jane Schneider
Investor Relations & Corporate Communications Manager
770-709-7365
investor.relations@evopayments.com